Exhibit 1.1

269,523,910

Grupo Aeroportuario del Pacífico, S.A. de C.V.

Shares of Series B Common Stock (without par value)

in the form of American Depositary Shares or series B shares

UNDERWRITING AGREEMENT

[Insert date], 2006

CREDIT SUISSE SECURITIES (USA) LLC (“CS”)

Citigroup Global Markets, Inc.

Deutsche Bank Securities Inc.

Santander Investment Securities, Inc.

C/O CREDIT SUISSE SECURITIES (USA) LLC

As Representative (“Representative”) of the Several Underwriters listed in Schedule A,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory.  Nacional Financiera, S.N.C., a Mexican national credit institution and development bank acting solely in its capacity as trustee and not in its individual capacity (in such capacity, the “Selling Stockholder”) of the trust established under the Contrato de Fideicomiso No. 5118-4 dated August 24, 1999, and amended on November 17, 2000 (the “Trust”), pursuant to the instructions of the Mexican Secretaría de Comunicaciones y Transporte (“SCT”), proposes to sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of 269,523,910 outstanding series B shares of common stock without par value (the “Firm Securities”) of Grupo Aeroportuario del Pacífico, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (the “Company”), in the form of American Depositary Shares (the “ADSs”) or series B shares (the “series B shares,” and generally with ADSs, the “Securities”) and also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 40,428,590 additional Securities (the “Optional Securities”) as set forth in this Underwriting Agreement (the “Agreement”). The ADSs are to be evidenced by American Depositary Receipts (the “ADRs”) issued pursuant to a Deposit Agreement (the “Deposit Agreement”) to be entered into among the Company, The Bank of New York, as Depositary (the “Depositary”), and the holders from time to time of the ADRs issued thereunder. Each reference herein to an ADR shall include the corresponding ADS, and vice versa. Each ADS represents 10 series B shares of common stock.

It is understood that the Selling Stockholder and the Company are concurrently entering into a Mexican underwriting agreement dated the date hereof (the “Mexican Purchase Agreement”) with Acciones y Valores de México, S.A. de C.V., Casa de Bolsa, Grupo Financiero Banamex (“Accival”) and [•] (“[•]” and together with [•], the “Mexican Selling Group”), providing for the concurrent offer and sale of series B shares without par value (the “Mexican Securities”) in the United Mexican States (the “Mexican Offering”). Pursuant to an agreement (the “Selling Agreement”) entered into as of this date among the Representative and the members of the Mexican Selling Group, the Mexican Selling Group has agreed to offer and cause to be sold the Mexican Securities in the United Mexican States on the terms provided therein. The Firm Securities, the Optional Securities and the Mexican Securities are herein collectively called the “Offered Securities.”  The offering of the Offered Securities, whether in the form of ADSs or otherwise, contemplated by this Agreement and the Mexican Offering are collectively referred to herein as the “Global Offering.”  It is further understood that (a) the allocation of Offered Securities among the several Underwriters and the Mexican Selling Group shall be determined by the Representative, after consultation with Accival and subject to the reasonable approval of the Selling Stockholder, and (b) to the extent any Mexican Securities are not actually sold and paid for at the First Closing Date (as defined below) in the United Mexican States pursuant to the Mexican Purchase Agreement, such Mexican Securities not so sold or paid for will be purchased by the Underwriters on the terms and conditions set forth herein and such shares shall, upon such occurrence and without need to amend this agreement, be and be deemed to be included within the definition of Firm Securities for all purposes related hereto.

The Representative is acting as global coordinator, international lead manager and sole manager of the registry of stock purchase proposals (“bookrunner”) for the Global Offering.

The Selling Stockholder and the Company hereby agree with the several Underwriters as follows:

2.  Representations and Warranties of the Company and the Selling Stockholder. (A) The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)  A registration statement on Form F-1 (No. 333-131220) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and either (i) has been declared effective under the Securities Act of 1933, as amended (the “Act”) and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (i) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and each individually as a “Registration Statement”. “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Registration Statement” as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the

Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act , relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means [•]:00 [a/p]m (Eastern time) on the date of this Agreement.

(b)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, (ii) neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and (iii) no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)  (i) At the time of filing the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies CS as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify CS and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)  The prospectus filed with the Comisión Nacional Bancaria y de Valores (“CNBV”) in the United Mexican States (“Mexican Prospectus”) does not and will not, as of the date of the Mexican Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Mexican Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(g)  (A) A registration statement in respect of the ADSs on Form F-6 (No. 333-131287) has been filed with the Commission and is effective pursuant to the Rules and Regulations (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”); (B) no stop order suspending the effectiveness of the F-6 Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and (C) the F-6 Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) complies or will comply, as the case may be, in all material respects with the Act.

(h)  The Company has been duly incorporated and is an existing sociedad anónima de capital variable under the laws of the United Mexican States, with power and authority (corporate and other) to own its properties and conduct its business as described or contemplated in the Prospectus; and the Company is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(i)  Other than the subsidiaries listed in the Prospectus, the Company has no “subsidiaries” as that term is defined in Regulation S-X under the Act; each subsidiary of the Company has been duly incorporated and is an existing sociedad anónima de capital variable under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully subscribed to, paid for and nonassessable, constituting acciones liberadas under applicable Mexican law, are free and clear of any liens, encumbrances, claims or defects and is owned by the Company, directly or through subsidiaries, free from liens, encumbrances, claims and defects.

(j)  The Company has an authorized capitalization as expressly set forth in the Prospectus; the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully subscribed to, paid for and nonassessable, constituting acciones liberadas under applicable Mexican law, are free and clear of any liens, encumbrances or claims, and conform to the description thereof contained in the Prospectus; the stockholders of the Company have no preemptive rights or further payment obligations with respect to any securities of the Company, including the Securities; and, except as expressly described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Company’s subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(k)  Except for the Mexican Purchase Agreement or as expressly disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l)  Except for the Participation Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act, the Mexican Ley del Mercado de Valores (the “Mexican Securities Market Law”) or any other applicable securities law with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, the Mexican Securities Market Law or any other applicable securities legislation.

(m)  The Company has filed an application to list the ADSs on the New York Stock Exchange, and has received notification that the listing has been approved, subject to official notice of issuance of the ADSs, and has filed all applications to list the Series B Shares on the Bolsa Mexicana de Valores, S.A. de C.V. (the “Mexican Stock Exchange”) and has received notification that the listing has been approved; the Company has successfully registered the Shares in the Securities Section (Sección de Valores) and in the Special Section (Sección Especial) of the National Registry of Securities (Registro Nacional de Valores).

(l)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, the Mexican Purchase Agreement and the Deposit Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under (A) the Act and such as may be required under state securities laws, or (B) the Mexican securities laws and regulations, all of which are in full force and effect.

(m)  Except as disclosed in the Prospectus, under current laws and regulations of the United Mexican States and any political subdivision thereof, all after corporate tax dividends and other distributions declared and payable on the Offered Securities may be paid by the Company in Mexican pesos that may be converted into foreign currency and freely transferred out of the United Mexican States and, other than as expressly set forth in the Prospectus, all such payments made to holders thereof who are non-residents of the United Mexican States will not be subject to income, withholding or other taxes under laws and regulations of the United Mexican States or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the United Mexican States or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Mexican States or any political subdivision or taxing authority thereof or therein.

(n)  Neither the Company, nor any of the Company’s subsidiaries is, nor with the giving of notice or lapse of time or both, would be, in violation of or in default under (A) their respective estatutos sociales (“by-laws”), (B) the Concessions (as defined below), or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, or any of the Company’s subsidiaries, is a party or by which any of them or any of their respective properties is bound, except in the case of clauses (B) or (C) for such violations or defaults which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”). For the avoidance of doubt, neither the Company, nor any of the Company’s subsidiaries is, nor with the giving of notice or lapse of time or both, would be, in violation of or in default under the Concessions (as defined below) to the extent that such violation of or default under such Concessions would result in revocation of the Concessions.

(o)  The execution, delivery and performance of this Agreement, the Mexican Purchase Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of the by-laws of the Company or any subsidiary of the Company. The execution, delivery and performance of this Agreement, the Mexican Purchase Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (including, but not limited to, the agreements or instruments pursuant to which the Company holds its Concessions (as defined below)), except for such breaches, violations or defaults which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(p)  The Company has full power and authority to execute and deliver this Agreement, the Deposit Agreement and all other documents and instruments to be executed and delivered by the Company hereunder and thereunder and to perform and observe the provisions hereof and thereof on its part to be performed or observed, which powers have not been limited, modified or revoked.

(q)  This Agreement has been duly authorized, executed and delivered by the Company and, when executed by the Selling Stockholder and the Representative, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability hereof may be limited by concurso mercantil, bankruptcy, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement hereof is subject to general equity principles.

(r)  Upon the First Closing Date (as defined below), the Deposit Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by concurso mercantil, bankruptcy, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles. Upon the deposit of the Offered Securities with the Depositary (or the custodian named in the Deposit Agreement (“Mexican Custodian”) pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing the ADSs, all right, title and interest in such series B shares, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances or claims; upon delivery by the Depositary of the ADRs evidencing ADSs against deposit of the series B shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement free and clear of all liens, encumbrances or claims. The Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(s)  The Company, through its subsidiaries, holds valid concessions to operate, maintain and develop twelve airports in the United Mexican States in the following locations:  Guadalajara, Jalisco; Tijuana, Baja California; Puerto Vallarta, Jalisco; San José del Cabo, Baja California Sur; Hermosillo, Sonora; Silao, Guanajuato; Morelia, Michoacan; La Paz, Baja California Sur; Aguascalientes, Aguascalientes; Mexicali, Baja California; Los Mochis, Sinaloa; and Manzanillo, Jalisco (each, a “Concession” and together, the “Concessions”). The Concessions are currently and have at all times since their granting been in full force and effect and no proceedings to revoke, suspend or lapse the effectiveness of the Concessions are pending before or, to the best of the Company’s knowledge, threatened by any Mexican federal, state, local or other governmental authority. The Concessions will expire in 2048, but may be renewed for an additional 50-year term. The Concessions, and the Company’s and its subsidiaries’ rights deriving therefrom are free and clear of any liens and encumbrances. The Concessions were granted to certain of the Company’s subsidiaries in accordance with applicable law.

(t)  Except as disclosed in the Prospectus, each of the Company and its subsidiaries has good and marketable title to all items of real property and good and marketable title to all personal property owned by it that are material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made or proposed to be made of such property by the Company or a subsidiary of the Company; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries and no default on the part of the Company or its subsidiaries has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

(u)  Except as described in the Prospectus, each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (except where failure to own, possess or obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations would not reasonably be expected to have a Material Adverse Effect from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof and as described in the Prospectus (except that which would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole), and neither the Company, nor any such subsidiary has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; each of the Company and its subsidiaries is in compliance in all material respects with the Concessions and all laws and regulations relating to the conduct of its business as conducted as of the date hereof and as described in the Prospectus.

(v)  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened, that is reasonably likely to have a Material Adverse Effect.

(w)  The Company and its subsidiaries own, possess, license or can acquire on reasonable terms, all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(x)  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(y)  The Company and its subsidiaries have not violated any applicable federal, state or local law or regulation relating to the protection of human health and safety, except as set forth or contemplated in the Prospectus or as would not have a Material Adverse Effect on the Company or any of its subsidiaries.

(z)  Except as disclosed in the Prospectus, there are no pending or, to the best of the Company’s knowledge, any threatened or contemplated legal or governmental actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any of its subsidiaries to perform its obligations under this Agreement, the Mexican Purchase Agreement, the Deposit Agreement, or any of the Concessions, or which are otherwise material in the context of the sale of the Offered Securities.

(aa)  The Company and its subsidiaries have not, nor to the best knowledge of the Company, has any director or officer, any agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries, used any of the funds of the Company or its subsidiaries for any contribution, gift, entertainment or other expense relating to political activity in contravention of any applicable law, made any direct or indirect payment to any foreign or domestic government official or employee in contravention of any applicable law from any of the funds of the Company or its subsidiaries, or made any bribe, rebate, payoff influence payment, kickback or other unlawful payment in contravention of any applicable law, including the U.S. Foreign Corrupt Practices Act to the extent it is applicable.

(bb)  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary by Mexican companies in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(cc)  Except as disclosed in the Prospectus, each of the Company and its subsidiaries has filed federal, state, local tax returns, reports and other information, which have been required to be filed and has timely paid all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, shown thereon and otherwise due and all such returns, reports or other information were true, complete and correct in all material respects when filed and there is no tax deficiency that has been asserted against the Company or its subsidiaries that would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; except as disclosed in the Prospectus, the Company and its subsidiaries have adequately reserved for any material tax liability; and the Company and its subsidiaries have the right to seek indemnity to the extent provided in the Participation Agreement (Contrato de Participación) dated August 25, 1999 by and among SCT, NAFIN, the Company and its concessionary subsidiaries, and Aeropuertos Mexicanos del Pacífico, S.A. de C.V. (“AMP”) and its partners as to certain matters addressed therein.

(dd)  The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United Mexican States and contain all required reconciliations to U.S. generally accepted accounting principles, in each case applied on a consistent basis; the schedules included in each Registration Statement present fairly the information required to be stated therein, the statistical information and data set forth in the Prospectus (and any amendment or supplement thereto), including, but not limited to, passenger numbers, and the breakdown thereof between domestic and international passengers is, in all material respects, accurately presented and prepared on a basis consistent with the books and records of the Company.

(ee)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or short-term debt for borrowed money in an aggregate amount in excess of U.S.$500,000 or its equivalent in any other currency or long-term debt of the Company and its subsidiaries on a consolidated basis, nor any material adverse change, nor any development or event involving a prospective material adverse change, in the financial position, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, since the date as of which the information is given in the Prospectus neither the Company nor any of the Company’s subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company or its subsidiaries, taken as a whole, which is required to be described or included as an exhibit to the Registration Statement; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ff)  The Company and each of its subsidiaries makes and keeps accurate books and records and maintains a system of internal accounting controls in accordance with applicable law and sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United Mexican States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)  Galaz, Yamazaki, Ruiz Urquiza, S.C., a member of Deloitte Touche Tohmatsu, and Mancera Ernst & Young, a member of Ernst & Young Global, who have certified the financial statements of the Company and its consolidated subsidiaries, are independent public accountants with respect to the Company and its consolidated subsidiaries, within the meaning and as required by the Act and within the meaning of the published rules and regulations of the Mexican Institute of Public Accountants.

(hh)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(ii)  The Company has not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Company including the Offered Securities or the ADSs.

(jj)  To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in the United Mexican States of each of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority prior to enforcement in the United Mexican States or that any registration tax, stamp duty or similar tax be paid in the United Mexican States on or in respect of any of this Agreement or the Deposit Agreement other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Mexican court of law, and except that in the event that any legal proceedings are brought to the courts of the United Mexican States, a Spanish translation of this Agreement, the Deposit Agreement and any other documents required in such proceedings would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(kk)  Except as otherwise expressly set forth in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United Mexican States or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit of the Offered Securities with the Depositary against issuance of ADRs evidencing the ADSs to be sold to the Underwriters; (B) the sale of the Offered Securities to the Underwriters in the manner contemplated herein; or (C) the sale and delivery outside the United Mexican States by the Underwriters of the Offered Securities to the initial purchasers thereof (other than the income of any Underwriter whose net income is subject to tax in the United Mexican States).

(ll)  The Company has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and the Company has validly and irrevocably appointed [CT Corporation System] as its authorized agent for service of process.

(mm)  The Company and its subsidiaries have no immunity from jurisdiction of any court of (A) any jurisdiction in which they own or lease property or assets, (B) the United States or the State of New York or (C) the United Mexican States or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets (it being understood that the public domain assets that are the subject of the Concessions are not assets of the Company) or this Agreement or the Deposit Agreement or actions to enforce judgments in respect thereof.

(nn)  No relationship, direct or indirect, exists between the Company or any of the Company’s subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

(oo)  The Company was not a passive foreign investment company (“PFIC”) or a “controlled foreign corporation” as such terms are defined in the U.S. Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2004 and, based on the Company’s current and projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(pp)  As of the date hereof and through each Closing Date, neither the Company nor any of its subsidiaries is an empresa de participación estatal mayoritaria pursuant to the Ley Federal de las Entidades Paraestatales or subject to the Ley de Obras Públicas y Servicios Relacionados con las Mismas and the Ley de Adquisiciones, Arrendamientos y Servicios del Sector Público and their corresponding regulations.

(qq)  Other than as expressly set forth in the financial statements and in the Prospectus, there are no agreements, contracts, arrangements or any other relationship, obligation, payment due or liability by and between the Mexican government or any Mexican governmental entity, on the one hand, and the Company or its subsidiaries on the other hand. The Company is entitled to seek indemnity from the Mexican government to the extent specified under the caption “Business-Environmental Matters” in the Prospectus.

(rr)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(tt)  The Company and each of its subsidiaries is in material compliance with applicable Mexican and U.S. anti-terrorism and anti-money laundering rules and regulations, including Title III of the USA Patriot Act, the regulations administered by the U.S. Department of the Treasury, including the OFAC, and other applicable Mexican and U.S. federal, state or non-U.S. anti-money laundering laws and regulations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(uu)  The Technical Assistance and Transfer of Technology Agreement (Contrato de Asistencia Técnica y Transferencia de Tecnología) dated August 25, 1999 by and between the Company and its concessionary subsidiaries on the one hand and AMP and its partners on the other, is a valid and legally binding agreement of each of the parties thereto, enforceable against each party in accordance with its terms, and no event of default has occurred and is continuing with respect to any party thereof.

(vv)  Except as provided for in the Participation Agreement (Contrato de Participación) dated August 25, 1999 by and among SCT, NAFIN, the Company and its concessionary subsidiaries, and AMP and its partners, the Company’s capital stock issued in a public offering may be 100% owned by non-Mexican persons, and any applicable approvals or authorizations required for such foreign ownership have been obtained and are currently in effect.

(ww)  The Company is in compliance with any surviving obligation binding upon it pursuant to the Mexican government’s privatization protocols and documents, including but not limited to the General Guidelines for the Opening to Investment in the Mexican Airport System, as published in the Official Gazette of the Federation on February 9, 1998, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the Company is not in noncompliance with any surviving obligation binding upon it pursuant to the Mexican government’s privatization protocols and documents, including but not limited to the General Guidelines for the Opening to Investment in the Mexican Airport System, as published in the Official Gazette of the Federation on February 9, 1998, to such extent that such noncompliance would cause a reversal of or nullify the privatization of the Company.

(xx)  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date hereof.

(B)  The Selling Stockholder, acting solely in its capacity as trustee, represents and warrants to, and agrees with, the several Underwriters that:

(a)  The Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date. Upon the deposit of series B shares with the Depositary (or the Mexican Custodian) pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing the ADSs, all right, title and interest in such series B shares, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances or claims, subject to the Deposit Agreement; and upon delivery of the ADRs and payment therefor pursuant hereto, good and valid title to such ADRs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(b)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, and did not omit, or will not omit, to state any material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, required to be stated therein or necessary to make the statement therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, or omits, or will omit, to state any material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the

Rules and Regulations, neither of such documents will include any untrue statement of a material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, or will omit to state any material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b).

(c)  The Mexican Prospectus filed with the CNBV in the United Mexican States does not and will not as of the date of the Mexican Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, or omit to state any material fact with respect to any information relating to the Selling Stockholder, or furnished by or on the behalf of the Selling Stockholder, required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Mexican Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(d)  Except for the Mexican Purchase Agreement and as expressly disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(e)  The Trust is a valid fideicomiso under the laws of the United Mexican States pursuant to the trust agreement dated August 24, 1999, as amended, (“NAFIN Trust Agreement”) entered into by and between the Selling Stockholder, as trustee and settlor, and the Federal Government of the United Mexican States; the Selling Stockholder is duly incorporated and validly existing as a sociedad nacional de crédito under the laws of the United Mexican States, has been duly authorized to act as trustee of the Trust and has power and authority to own and sell the Offered Securities and to enter into this Agreement and the Mexican Purchase Agreement; the Selling Stockholder is the record and lawful owner of all of the Offered Securities to be sold by such Selling Stockholder and has good and valid title to such Offered Securities, free and clear of any liens, encumbrances, security interests, claims, rights of first refusal, tag along, warrants, options to acquire or other similar rights (including preemptive rights) other than holding the Offered Securities pursuant to, and in accordance with, the NAFIN Trust Agreement, and exercising the rights and powers contained therein, as a stockholder of the Company generally, and as Selling Stockholder in the Global Offering; the Selling Stockholder has not conducted or caused the Trust to conduct any other business or activity and (other than as disclosed in the Prospectus) is not a party to any agreement and has not incurred any liability, including indebtedness for borrowed money; the NAFIN Trust Agreement constitutes, with respect to the Offered Securities, an irrevocable trust that is legal, valid and binding under the laws of the United Mexican States, enforceable against the parties thereto in accordance with its terms, except as enforceability thereof may be limited by concurso mercantil, bankruptcy, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles; the NAFIN Trust Agreement is in full force and effect as of this date.

(f)  This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and, when executed by the Company and the Representative, will constitute valid and legally binding agreements of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as enforceability hereof may be limited by concurso mercantil, bankruptcy, suspension of payments, insolvency, fraudulent transfer, reorganization moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement hereof is subject to general equity principles; and the Selling Stockholder’s representatives have sufficient power and authority to represent the Selling Stockholder under the terms of this Agreement.

(g)  The Selling Stockholder is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under its constituent and related documents (including the NAFIN Trust Agreement), or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of their properties or assets of the Trust is bound, including, without limitation, the NAFIN Trust Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties, or any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or the charter or by-laws of the Selling Stockholder.

(h)  All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, for the sale and delivery of the series B shares to be sold by the Selling Stockholder hereunder, in the form of ADSs or otherwise, and for the performance by the Selling Stockholder of its obligations hereunder (including any such consents, approvals, authorizations and orders as may be required under the NAFIN Trust Agreement) have been obtained and are in full force and effect; and the Selling Stockholder has full right, power and authority to enter into this Agreement to sell and deliver the series B shares to be sold hereunder, in the form of ADSs or otherwise.

(i)  The Offered Securities to be sold hereunder and under the Mexican Purchase Agreement may be freely deposited by the Selling Stockholder with the Depositary against issuance of ADRs evidencing ADSs; and the Offered Securities to be sold hereunder and under the Mexican Purchase Agreement are freely transferable by the Selling Stockholder to the Underwriters in the manner contemplated in this Agreement and the Mexican Purchase Agreement.

(j)  The Selling Stockholder has not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Offered Securities or the ADSs.

(k)  The Selling Stockholder has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and the Selling Stockholder has validly and irrevocably appointed [CT Corporation System] as its authorized agent for service of process.

(l)  The Selling Stockholder has no immunity from jurisdiction of any court of (A) any jurisdiction in which it owns or leases property or assets, (B) the United States or the State of New York or (C) the United Mexican States or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or actions to enforce judgments in respect thereof.

(m)  As of the date hereof and through each Closing Date, the Trust is not an empresa de participación estatal mayoritaria pursuant to the Ley Federal de las Entidades Paraestatales or subject to the Ley de Obras Públicas y Servicios Relacionados con las Mismas and the Ley de Adquisiciones, Arrendamientos y Servicios del Sector Público and their corresponding regulations.

(n)  To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in the United Mexican States of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the United Mexican States or that any registration tax, stamp duty or similar tax be paid in the United Mexican States on or in respect of this Agreement other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Mexican court of law; provided, that in the event that any legal proceedings are brought in the courts of the United Mexican States, a Spanish translation of this Agreement and any other documents required in such proceedings would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(o)  The persons signing this Agreement and other certificates and documents contemplated or delivered under, or ancillary to any of the foregoing on behalf of the Selling Stockholder have the necessary powers of attorney, which powers have not been limited, modified or revoked, which have been granted in accordance with the Selling Stockholder’s Organic Law (Ley Orgánica de Nacional Financiera) and the Selling Stockholder’s Internal Organic Regulations (Reglamento Orgánico de Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo) currently in effect.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $[•] per ADS, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto. All or any part of the Firm Securities that the Underwriters may elect to purchase may be delivered in the form of ADSs or Series B Shares at the Underwriter’s election.

The Selling Stockholder will deliver at the office of Shearman & Sterling LLP the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CS drawn to the order of [•], at 10:00 A.M., New York time, on [•] , or at such other time not later than seven full business days thereafter as CS and the Selling Stockholder determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CS requests and will be made available for checking and packaging at the above office of Shearman & Sterling LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CS given to the Company and the Selling Stockholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. All or any part of the Firm Securities that the Underwriters may elect to purchase may be delivered in the form of ADSs or Series B Shares at the Underwriter’s election. The Selling Stockholder agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by CS to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CS to the Selling Stockholder.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CS but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CS drawn to the order of [•], at the above office of [•]. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CS requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Shearman & Sterling LLP at a reasonable time in advance of such Optional Closing Date.

Payment for the Firm Securities or the Optional Securities, as the case may be, shall be net of any applicable taxes and fees to be paid and costs and expenses to be reimbursed to the Underwriters under Section 5 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Stockholder. (A) The Company agrees with the several Underwriters and the Selling Stockholder that:

(a)  The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(1) (or, if applicable, subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

(b)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CS, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

The Company will advise CS promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CS.

(c)  The Company will advise CS promptly of any proposal to amend or supplement the initial registration statement, any additional registration statement or the F-6 Registration Statement, as filed, or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect such amendment or supplementation to which CS reasonably objects; and the Company will also advise CS promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and the F-6 Registration Statement and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the F-6 Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d)  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company and the Selling Stockholder will promptly notify CS of such event and will promptly prepare and file with the Commission, at the expense of the Selling Stockholder, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and the Company shall furnish, at the expense of the Selling Stockholder, to the Underwriters and to the dealers (whose names and addresses the Representative shall furnish to the Company) to which the Offered Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon an Underwriter’s reasonable request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with any applicable U.S. or Mexican laws. Neither CS’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(e)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means June 30, 2007.

(f)  The Company will furnish to the Representative copies of each Registration Statement ( (1) of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CS requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Selling Stockholder will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)  The Company will use reasonable efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CS reasonably requests and will continue to use reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Offered Securities, provided, that the Company shall not be required to file a general consent to service of process in any jurisdiction other than as specifically required hereunder and under the Deposit Agreement.

(g)  If at any time within three years of this Agreement the Company ceases to be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act to file reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative as soon as

(1)  Number to include one copy for each Representative and one copy for counsel for the Underwriters.

available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders.

(h)  All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(i)  Except as required pursuant to the Option Agreement dated August 25, 1999 between the Company and AMP, for the period specified below (“Lock-Up Period”),  the Company will not, and will cause each person or entity contracted by it not to, (A) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, (B) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of its Securities whether any such aforementioned transaction in (A) or (B) is to be settled by delivery of its Securities or such other securities, in cash or otherwise, or (C) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or enter any such transaction, swap, hedge or other arrangement, without the prior written consent of CS and Accival. The Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the date of the commencement of the public offering of the Securities or such earlier date that CS consents to in writing.

(j)  The Company shall not (and shall cause its affiliates to not) take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any Securities.

(k)  The Company shall complete and file, as soon as practical after the date of the initial public offering, with the appropriate Mexican governmental authorities, such forms, documents or information prescribed by law, rule or regulation in effect in the United Mexican States that are necessary to register any direct owner of the Offered Securities that is a foreign owner of such Offered Securities, including the Depositary with respect to Offered Securities represented by ADSs.

(B)  The Selling Stockholder agrees with the several Underwriters and the Company that:

(a)  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Stockholder shall pay or cause to be paid all costs and expenses (including fees and disbursements of counsel to the Company and the Selling Stockholder) incident to the performance of the obligations of the Company and the Selling Stockholder hereunder, and the qualification of the Offered Securities for sale under the laws of such jurisdictions as CS designates including, without limiting the generality of the foregoing, all costs and expenses (A) incident to the preparation, issuance, registration, transfer, execution and delivery of the Offered Securities; (B) incident to establishing a depositary receipt program (including the costs and expenses of the preparation and execution of the Deposit Agreement, depositing the Offered Securities under the Deposit Agreement, and including, without limitation, any capital, stamp or any other tax, stamp or duty, or brokerage, deposit or other fee payable in connection with the deposit of the Offered Securities with the Depositary and the issuance of ADRs to the Underwriters, and the fees and expenses, including fees and disbursements of counsel, of the Depositary and any custodian appointed under the Deposit Agreement); (C) incident to the preparation, printing and filing under the Act of any Registration Statement, any Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto) or under the Mexican Securities Market Law of any Mexican Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto); (D) in connection with the listing of the Offered Securities on The New York Stock Exchange and the Mexican Stock Exchange; (E) related to the filing with, and clearance of the offering by, the NASD; (F) related to the filing with the CNBV and registration in the Securities Section and in the Special Section of the National Registry of Securities, and clearance of the public offering by the CNBV and (G) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided (excluding fees and disbursements of counsel); (H) in connection with a “road show” presentation to potential investors and other marketing efforts; (I) in connection with any offer and sale of the Offered Securities, including filing fees; (J) in connection with the cost of preparing stock and ADR certificates; (K) in connection with the cost and charges of any transfer agent and any registrar; (L) the fees and disbursements of Galaz, Yamazaki, Ruiz Urquiza, S.C., a member of Deloitte Touche Tohmatsu, and Mancera Ernst & Young, a member of Ernst & Young Global, auditors to the Company, and (M) incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. The Underwriters shall pay, on behalf of the Selling Stockholder, costs in connection with (i) printing and distributing the Prospectus; (ii) premarketing and road shows (except with respect to the Underwriters’ travel expenses); and (iii) other expenses incurred in marketing the offering, including the cost of at least 20 acrylic boards describing the main features of the transaction, and the fees and expenses of other consultants retained with the Selling Stockholder’s prior agreement; provided, however, that the Selling Stockholder shall reimburse the Underwriters for such payments made on the Selling Stockholder’s behalf; and provided, further, that such reimbursements shall not be subject to the Reimbursement Limit, as defined in paragraph (h) below.

(b)  The Selling Stockholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Stockholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c)  The Selling Stockholder agrees to deliver to CS (Attention: Transactions Advisory-Group), on or prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(d)  The Selling Stockholder agrees during the Lock-Up Period not to, and agrees to cause each person or entity controlled by the Selling Stockholder not to, (A) offer, sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Company or securities convertible into or exchangeable or exercisable for any shares of the Company, (B) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of the Company whether any such aforementioned transaction in (A) or (B) is to be settled by delivery of the shares of the Company or such other securities, in cash or otherwise, (C) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (D) make any demand for or exercise any right with respect to the registration of shares of common stock or any security convertible into or exercisable or exchangeable for common stock, without, in each case, the prior written consent of CS and Accival.

(e)  The Selling Stockholder shall, prior to the First Closing Date, deposit the Offered Securities underlying the ADSs to be sold hereunder with the Depositary in accordance with the terms of the Deposit Agreement.

(f)  The Selling Stockholder shall not (and shall cause its affiliates not to) take, directly or indirectly, any action that is designed to or that constitutes or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(g)  The Selling Stockholder shall pay to CS an aggregate fee equal to 1.09% (the “Spread”) of the gross proceeds of the offering of Offered Securities in the Global Offering, minus the commissions, if any, payable by the Selling Stockholder to the Mexican Selling Group on the Mexican Shares that are actually sold and paid for in the United Mexican States pursuant to the Mexican Purchase Agreement. The Spread may be deducted from the payment by the Representative for the Offered Securities pursuant to Section 3.

(h)  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, in addition to the Selling Stockholder’s own expenses (including but not limited to expenses paid by the Underwriters on behalf of the Selling Stockholder) and certain expenses of the Company incident to the offering, the Selling Stockholder agrees to reimburse CS (in the manner stated in Section 3 if the transactions contemplated hereby are consummated, and otherwise promptly upon request but in any event no later than 30 days from the date of such request by CS) CS’s reasonable and documented out-of-pocket direct expenses incurred in connection with the transactions contemplated hereby, including, but not limited to, (i) the fees and expenses of the Underwriters’ legal counsel, and (ii) the Underwriters’ travel expenses (including travel expenses for road shows); provided, however, that the total amount of such direct expenses shall be limited to U.S.$473,791.00 (four hundred seventy-three thousand, seven hundred ninety-one United States Dollars) (the “Reimbursement Limit”); and provided, further, that the Selling Stockholder shall not be required to reimburse the Underwriters for the Underwriters’ indirect expenses associated with the offering, such as, among other indirect expenses, copies, telephone calls and any other administrative expenses made by or for the Underwriters.

(i)  The Selling Stockholder shall use the net proceeds received by the Selling Stockholder from the sale of the Offered Securities by the Selling Stockholder pursuant to this Agreement and the Mexican Purchase Agreement (after giving effect to the payment of the fee and reimbursement of expenses in accordance with this Section), to repay the Mexican Federal Government the purchase price of the Offered Securities pursuant to, and in accordance with, the Stock Purchase Agreement dated August 25, 1999 between NAFIN and the Federal Government of the United Mexican States.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of CS, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and CS, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and CS is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

(a)  The Representative and Accival shall have received letters, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Galaz, Yamazaki, Ruiz Urquiza, S.C., a member of Deloitte Touche Tohmatsu, and Mancera Ernst & Young, a member of Ernst & Young Global, confirming that they are independent public accountants within the meaning of the applicable rules and regulations issued by the Mexican Institute of Public Accountants and the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules and summary of earnings examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements; and they have performed additional agreed-upon procedures pursuant to AICPA Professional Standards AT Section 201, including inquiring of certain officials of the Company who have responsibility for financial and accounting matters whether (a) [at the date of delivery] there was any change in the capital stock, increase in the long-term debt or any decreases in consolidated net current assets or stockholders’ equity of the consolidated companies as compared to the amounts shown on the September 30, 2005 audited, condensed consolidated balance sheet included in the registration statement or (b) for the period from February 12, 2006 to [the date of delivery], there were any decreases, [as compared with the corresponding period in the preceeding year][?], in consolidated net sales or in the total per-share amounts of income before extraordinary items or of net income.

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles in the United Mexican States;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total current assets or shareholders’ equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in revenue from aeronautical services or non-aeronautical services or in the total or per share amounts of consolidated income or of consolidated operating income;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

(b)  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CS. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CS. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(b) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii)  any change in U.S., United Mexican States or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on The New York Stock Exchange, the Mexican Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York State or Mexican authorities; (v) a change or development involving a prospective change in Mexican taxation having a Material Adverse Effect on the consequences to an investor of investing in or holding the Offered Securities (whether in the form of ADSs or otherwise), including, but not limited to, taxation on transfers and dividends associated therewith; (vi) any major disruption of settlements of securities or clearance services in the United States or United Mexican States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the United Mexican States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)  The Representative shall have received an opinion, dated each Closing Date, of Ritch, Mueller, S.C., counsel for the Company and the Selling Stockholder, to the effect that:

(i)  The Company has been duly incorporated and is an existing sociedad anónima de capital variable under the laws of the United Mexican States, with power and authority to own its properties and conduct its business as expressly described in the Prospectus;

(ii)  Each subsidiary of the Company has been duly incorporated and is an existing sociedad anónima de capital variable under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and subscribed; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from registered liens or encumbrances.

(iii)  The Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company (including the Offered Securities to be sold by the Selling Stockholder in the form of ADSs or otherwise) have been duly authorized and validly issued, are fully subscribed to and paid for and non-assessable, and conform to the description thereof contained in the Prospectus, and to such counsel’s knowledge, after due inquiry, are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, to such counsel’s knowledge, after due inquiry, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any of the Company’s subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; there are no restrictions on transfers or subsequent transfers of the Offered Securities except as (i) expressly described in the Prospectus; (ii) to foreign governments and any agencies, ministries, departments or instrumentalities thereof, and (iii) other foreign governmental or political entities (including state-owned companies, banks, institutions or enterprises) as well as pension or retirement funds organized for the benefit of government employees (including, without limitation, funds that are managed or directed, directly or indirectly, by officials or employees of such foreign governmental agencies, ministries, departments, instrumentalities or political entities), in each case of the United States of America or any other country other than the United Mexican States.

(iv)  The Offered Securities to be sold under this Agreement, the Deposit Agreement and under the Mexican Purchase Agreement by the Selling Stockholder have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive or similar rights or any other provision of the by-laws of the Company or applicable law and, when deposited under the Deposit Agreement, and ADRs evidencing the ADSs issued in respect thereof are delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, such Offered Securities will continue to be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; [and the issuance of such Offered Securities was not subject to any statutory pre-emptive or similar rights], are freely transferable by the Selling Stockholder to the Underwriters and the Mexican Selling Group in the manner contemplated in this Agreement and the Mexican Purchase Agreement; and such Offered Securities may be freely deposited by the Selling Stockholder with the Depositary or the Mexican Custodian. Upon the deposit of the Offered Securities underlying the ADSs with the Depositary or the Mexican Custodian pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing the ADSs, all right, title and interest in such Offered Securities, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of any mortgage, pledge, security interest, registered lien, or other encumbrance or restriction on transferability or, to such counsel’s knowledge, after due inquiry, any averse claim, other than the interest of the Underwriters therein and subject to payment as herein provided; and upon delivery by the Depositary of the ADRs evidencing ADSs against deposit of the Offered Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement and the ADRs conform in all material respects, as to Mexican law, to the descriptions thereof contained in the Prospectus.

(v)  The Company has full power and authority, through any two of [•], and [•] acting as representatives thereof, to execute and deliver this Agreement, the Deposit Agreement and all other documents and instruments to be executed and delivered by the Company hereunder and thereunder and to perform and observe the provisions hereof and thereof on its part to be performed or observed, which powers have not been limited, modified or revoked.

(vi)  This Agreement and the Mexican Purchase Agreement have been duly authorized, executed and delivered by each of the Company and the Selling Stockholder and, when duly authorized, executed and delivered by the Representative or by the

Mexican Selling Group, as the case may be, will constitute valid and legally binding agreements of the Company and the Selling Stockholder enforceable against the Company and the Selling Stockholder in accordance with their terms, except as enforceability hereof and thereof may be limited by bankruptcy, concurso mercantil, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement hereof and thereof is subject to general equity principles.

(vii)  The Deposit Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, concurso mercantil, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles.

(viii)  No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body of the United Mexican States is required for the sale of the Offered Securities to be sold hereunder, and under the Mexican Purchase Agreement, or for the consummation by the Company or the Selling Stockholder, of the transactions contemplated by this Agreement and the Mexican Purchase Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained, including, without limitation, (A) the registration of the Series B Shares in the Securities and Special Sections of the National Registry of Securities maintained by the CNBV, (B) the approval of the CNBV to undertake, in the United Mexican States, the Mexican Offering, (C) the approval of the CNBV and the Mexican Stock Exchange to list the Series B Shares in the Mexican Stock Exchange and (D) the approval of the CNBV and the Mexican Stock Exchange of all special conditions required so that the Mexican Offering may be carried out concurrently with the offering of the Offered Securities pursuant to this Agreement.

(ix)  To the best of such counsel’s knowledge, other than as expressly set forth or contemplated in the Prospectus, there are no material legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of its respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Mexican Purchase Agreement, the Deposit Agreement or each of the Concessions, or which are otherwise material in the context of the sale of the Offered Securities.

(x)  The Trust is a valid fideicomiso under the laws of the United Mexican States; the trustee of the Selling Stockholder is validly existing as a sociedad nacional de crédito under the laws of the United Mexican States, has been duly authorized to act as trustee of the Trust under the laws of the United Mexican States, and pursuant to the Trust has power and authority to own and sell the Offered Securities; the Selling Stockholder is the record and lawful owner of all of the Series B Shares to be sold by such Selling Stockholder (in its capacity as trustee under the Trust and subject to the terms thereof) and has good and valid title to such Series B Shares, to such counsel’s knowledge, after due inquiry, free and clear of any liens, encumbrances, security interests, claims, rights of first refusal, tag along, warrants, options to acquire or other similar rights (including pre-emptive rights); other than holding the Series B Shares pursuant to, and in accordance with, the Trust and exercising the rights and powers contained therein as a stockholder of the Company generally and as Selling Stockholder in the Global Offering, the Selling Stockholder has not since the organization of the Trust, to such counsel’s knowledge, after due inquiry, caused the Trust to conduct any other business or other activity and to the best of such counsel’s knowledge (other than as expressly described in the Prospectus) the Selling Stockholder has not on behalf of the Trust entered into any material agreement or incurred any indebtedness for borrowed money or other material liability; the Trust as amended constitutes, with respect to the Series B Shares, an irrevocable trust, that is legal, valid and binding under Mexican law enforceable against the parties thereto in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, concurso mercantil, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles.

(xi)  Based exclusively upon the approvals attached to this legal opinion which were obtained upon privatization and on the opinion of counsel to the SCT, which is attached to this opinion, since [•] and through each Closing Date, neither the Company nor its subsidiaries has been, and as of the date of this opinion, none of them is an empresa de participación estatal mayoritaria, nor is subject to the Ley Orgánica de la Administración Pública Federal, the Ley Federal de las Entidades Paraestatales, nor is or will be subject to the Ley de Obras Públicas y Servicios Relacionados con las Mismas.

(xii)  The indemnification and contribution provisions set forth in Section 8 of this Agreement and Section 5.08 of the Deposit Agreement do not contravene Mexican laws; and such counsel has no reason to believe that the indemnification and contribution provisions set forth in Section 8 of this Agreement contravene Mexican public policy.

(xiii)  The execution, delivery and performance of this Agreement, the Mexican Purchase Agreement and the Deposit Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation or, to such counsel’s knowledge, after due inquiry, order of any domestic governmental agency or body or any domestic court, applicable to the Company or any subsidiary of the Company or any of their properties, or the Concessions, the Trust, the Participation Agreement, the Technical Assistance Agreement or the by laws of the Company or any such subsidiary.

(xiv)                         The statements (1) in the Prospectus under the captions “Summary,” “Risk Factors,” “Market Information,” “Dividend Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulatory Framework,” “Management,” “Related Party Transactions,” “Principal Stockholders and Selling Stockholder,” “Enforceability of Civil Liabilities,” “Description of Capital Stock” and “Description of American Depositary Receipts” and (2) in the Registration Statement in Items 6 and 7, in each case insofar as such statements constitute summaries of Mexican legal matters, Mexican legal documents or Mexican legal proceedings referred to therein, fairly summarize such Mexican legal matters, Mexican legal documents and Mexican legal proceedings.

(xvii)                      The statements in the Prospectus under the captions “Taxation” and “Dividend Policy” insofar as such statements constitute a summary of certain federal income tax laws of the United Mexican States, such statements fairly summarize Mexican law in all material respects.

(xviii)                   Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (1) their bylaws (estatutos sociales), (2) the Concessions, (3) the Participation Agreement (Contrato de Participación), dated August 25, 1999, entered into among the Federal Government of the United Mexican States, the Selling Stockholder, the Company and its subsidiaries, (4) the Technical Assistance and Transfer of Technology Agreement (Contrato de Asistencia Técnica y Transferencia de Tecnología) dated August 25, 1999 by and between the Company and its concessionary subsidiaries on the one hand and AMP and its partners on the other, or (5) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except for such violations or defaults which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. For the avoidance of doubt, neither the Company, nor any of the Company’s subsidiaries is, nor with the giving of notice or lapse of time or both, would be, in violation of or in default under the Concessions to the extent that such violation of or default under such Concessions would result in revocation of the Concessions. The sale of the Offered Securities to be sold hereunder and under the Mexican Purchase Agreement, in the form of ADSs or otherwise, and the performance by the Company of its obligations under this Agreement and the Mexican Purchase Agreement and the consummation of the transactions contemplated herein and therein (A) will not conflict with, result in any violation of or constitute a default under the provisions of the bylaws of the Company or any of its subsidiaries or the organizational documents of the Selling Stockholder, including, without limitation, the Trust, or any applicable law or statute or, to such counsel’s knowledge, after due inquiry, any order, rule or regulation of any domestic court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties; and (B) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Concessions, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the

Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(xvix)                    Each of the Company’s subsidiaries, except for Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V. and Pacífico Cargo, S.A. de C.V., holds a Concession; the Concessions are currently in full force and effect and, to the best of our knowledge, none of the Company or its subsidiaries have been notified of any proceeding to revoke or suspend the effectiveness of any of the Concessions by any Mexican federal, state, local or other governmental authority; to such counsel’s knowledge, after due inquiry, each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (except where failure to own, posses or obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations would not reasonably be expected to have a Material Adverse Effect on the business, prospects or results of operations of the Company or its subsidiaries taken as a whole) from, and, to such counsel’s knowledge, after due inquiry, has made all declarations and filings with, all Mexican federal, state, local and other governmental authorities, all Mexican self-regulatory organizations and all Mexican courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and, to the best of such counsel’s knowledge, neither the Company nor any such subsidiary has received any notice of any proceeding relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as expressly described in the Registration Statements and the Prospectus; to such counsel’s knowledge, after due inquiry, each of the Company and its subsidiaries is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus; to such counsel’s knowledge, after due inquiry, neither the Company, nor any such subsidiary has received any notice of any proceeding relating to revocation or modification of the Concessions or any material license, permit, certificate, consent, order, approval or other authorization; and to such counsel’s knowledge, after due inquiry, each of the Company and each of its subsidiaries is in compliance in all material respects with the Concessions and all laws and regulations relating to the conduct of its business as conducted as of the date hereof.

(xxii)                        Except as expressly disclosed in the Prospectus, to such counsel’s knowledge, after due inquiry, the Company and its subsidiaries (A) own no real property; (B) hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; and (C) have the right to use the real property made available to them under the Concessions in their terms free from any liens, encumbrances or exceptions (other than as provided in the Concessions or applicable law) that would materially interfere with the use made thereof by them.

(xxiii)                     After giving effect to the Offering, under Mexican law on the date hereof, there are no contracts, agreements or understandings known to such counsel between the Company or the Selling Stockholder and any person granting such person the right to require the Company to file a registration statement under the Mexican Securities

Market Law with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act or the Mexican Securities Market Law.

(xxiv)                    Except as expressly set forth in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any person to the United Mexican States or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit of Offered Securities with the Depositary against issuance of ADRs evidencing the ADSs to be sold to the Underwriters; (B) the sale of the ADSs to the Underwriters in the manner contemplated herein; (C) the sale and delivery outside the United Mexican States by the Underwriters of the ADSs to the initial purchasers thereof (other than the income of any Underwriter whose net income is subject to tax by the United Mexican States); or (D) entering into this Agreement or receiving payments hereunder.

(xxv)                       All dividends declared and payable on the Series B Shares may under the current laws and regulations of the United Mexican States be paid in the currency of the United Mexican States and converted into foreign currency and may be freely transferred out of Mexico; and the payment of such dividends do not require obtaining any governmental authorization in the United Mexican States other than as expressly set forth in the Prospectus.

(xxvi)                    Each of the Company and the Selling Stockholder has the legal capacity to sue and be sued in its own name under the laws of the United Mexican States; the irrevocable submission of the Company and the Selling Stockholder to the personal jurisdiction of any Federal or state court in the State of New York, the waiver by each of the Company and the Selling Stockholder of objection to the venue of a proceeding in a Federal or state court in the State of New York and the agreement by each of the Company and the Selling Stockholder that this Agreement and the Deposit Agreement shall be construed in accordance with and governed by the internal laws of the State of New York are legal, valid and binding under the laws of the United Mexican States and if properly decided will be respected by the courts of the United Mexican States; the service of process effected in the manner set forth in this Agreement or the Deposit Agreement, provided personal service of process is made and assuming its validity under the laws of the State of New York, is valid and will be effective, insofar as Mexican law is concerned, to confer valid personal jurisdiction over the Company or the Selling Stockholder; and neither the Company, the Selling Stockholder nor their assets are entitled to immunity from suit, execution or other legal process in the United Mexican States, except in the case of the real property of the subsidiaries of the Company that is owned by the Mexican government which has been concessioned to the subsidiaries of the Company under the Concessions and except that under Article 4 of the Federal Code of Civil Procedure of the United Mexican States attachment prior to judgment or attachment in aid of execution may not be ordered by Mexican courts against property of the Selling Stockholder or the Mexican government.

(xxvii)                 This Agreement, the Mexican Purchase Agreement and the Deposit Agreement are in proper legal form under the laws of the United Mexican States for the enforcement thereof in the United Mexican States against the Company and the Selling Stockholder; and to ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in the United Mexican States of each of this Agreement, the Deposit Agreement and the ADRs in the United Mexican States, it is not necessary that this Agreement, the Deposit Agreement or the ADRs be filed or recorded with any court or other authority in the United Mexican States or that any registration tax, stamp duty or similar tax be paid in the United Mexican States on or in respect of any of this Agreement, the Deposit Agreement or the ADRs other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Mexican court of law; provided, however, that in the event that any legal proceedings are brought in the courts of the United Mexican States with respect to this Agreement, the Mexican Purchase Agreement or the Deposit Agreement, a Spanish translation of this Agreement, the Deposit Agreement and any other documents required in such proceedings would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(xxviii)              The Company and its subsidiaries have the right to seek full indemnity from the Federal Government of the United Mexican States for any losses, damages, costs and expenses arising from, or in connection with, any tax liability asserted against the Company or any of its subsidiaries in connection with the operation of the businesses acquired by the Company on and prior to November 1, 1998.

(xxxi)       The obligation of the Company or the Selling Stockholder to “gross up” any amounts payable hereunder to the Underwriters in accordance herewith is valid and enforceable under the laws of the United Mexican States against the Company and the Selling Stockholder.

(xxxii)      Any judgment obtained against the Company or the Selling Stockholder in any of the Federal or state courts in the State of New York in respect of any sum payable by it hereunder would be recognized and enforced by the courts of the United Mexican States without reexamination of the issues pursuant to Articles 569 and 571 of the Federal Code of Civil Procedure of the United Mexican States and Article 1347-A of the Commerce Code of the United Mexican States, which provide, inter alia, that any judgment rendered outside the United Mexican States may be enforced by Mexican courts; provided, however, that:

(A)                              such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the document sought to be enforced;

(B)                                such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action (as opposed to an in rem action; provided, that under Mexican Monetary Law, obligations for the payment in the United Mexican States of sums due in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at the rate of exchange for such currency fixed by Mexico’s central bank (Banco de México) on the date when payment is made);

(C)                                service of process is made personally on the relevant party or on the appropriate duly empowered process agent (it should be noted that service of process by mail does not constitute personal service of process for purposes of Mexican law);

(D)                               such judgment does not contravene Mexican law, public policy of the United Mexican States, international treaties or agreements binding upon the United Mexican States or generally accepted principles of international law;

(E)                                 the applicable procedure under the laws of the United Mexican States with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment as being a final judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(F)                                 such judgment is final in the jurisdiction where obtained;

(G)                                the judgment fulfills the necessary requirements to be authentic;

(H)                               the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction;

(I)                                    the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court, or resolved by definite judgment (sentencia definitiva) by a Mexican court that has previously served process (notificado) or delivered a rogatory letter to the competent authorities in accordance with Mexican law;

(J)                                   the court issuing the judgment is considered of competent jurisdiction under the rules internationally accepted that are compatible with Mexican procedural laws; and

(K)                               the documents relating to the legal action instituted before the foreign court and the judgment rendered thereunder would have to be translated into Spanish by an expert duly authorized by the Mexican courts for their admissibility before the Mexican court before which enforcement is requested (such translation would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents).

(xxxiii)                The Offered Securities may be 100% owned by non-Mexican persons, and any applicable approvals or authorizations required for such foreign ownership have been obtained and are currently in effect.

(xxxiv)               [Based exclusively on the opinion of counsel to the Selling Stockholder,] The Company is in compliance with any surviving obligation binding upon it pursuant to the Mexican government’s privatization protocols and documents, including but not limited to the General Guidelines for the Opening to Investment in the Mexican Airport System, as published in the Official Gazette of the Federation on February 9, 1998, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the Company is not in noncompliance with any surviving obligation binding upon it pursuant to the Mexican government’s privatization protocols and documents, including but not limited to the General Guidelines for the Opening to Investment in the Mexican Airport System, as published in the Official Gazette of the Federation on February 9, 1998, to such extent that such noncompliance would cause a reversal of or nullify the privatization of the Compan.

(xxxv)                  Such others as the Representative may reasonably request.

The opinion of such counsel shall state that such counsel participated in conferences with representatives of the Company and the Selling Stockholder, representatives of their independent accountants and counsel and representatives of the Representative and their counsel at which conferences the contents of the Prospectus and Registration Statement and related matters were discussed and although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Prospectus, the Registration Statement or any amendment or supplement thereto (except as expressly provided therein), nothing has come to such counsel’s attention to cause such counsel to believe that the Prospectus, the Registration Statement or any amendment or supplement thereto (other than the financial statements and related schedules and other financial information contained therein, as to which he expresses no belief), as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus, as applicable (other than the financial statements, statistics and related schedules and other financial information contained therein, as to which he expresses no belief), as of each Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading.

The opinion of such counsel may also state that the opinion of any other counsel upon which he relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon.

The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and the Selling Stockholder and shall so state therein.

(e)                                  Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company and the Selling Stockholder, shall have furnished to the Representative their written opinion, dated each Closing Date in form and substance satisfactory to the Representative, to the effect that:

(i)                                     The Underwriting Agreement has been duly executed and delivered by the Company and the Selling Stockholder.

(ii)                                  The Deposit Agreement has been duly executed and delivered by the Company and constitutes a valid, binding and enforceable obligation of the Company.

(iii)                               Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Offered Securities by the Selling Stockholder in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly issued and the person in whose name the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(iv)                              The sale by the Selling Stockholder of the Offered Securities to the Underwriters pursuant to the Underwriting Agreement and the performance by the Company and the Selling Stockholder of their obligations in the Underwriting Agreement and, in the case of the Company, the Deposit Agreement (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s opinion would normally be applicable to general business entities with respect to such sale or performance, except such as have been obtained or effected under the Act and the Securities Exchange Act of 1934, as amended (and such counsel need not express any opinion relating to any state securities or blue sky laws), and (b) do not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any New York State or United States federal law that in such counsel’s opinion would normally be applicable to general business entities with respect to such sale or performance (but such counsel need not express any opinion relating to the antifraud provisions under the United States federal securities laws or any state securities or blue sky laws).

(v)                                 The statements set forth in the Prospectus under the heading “Description of American Depositary Receipts”, insofar as such statements purport to summarize certain provisions of the Deposit Agreement and the ADRs, provide a fair summary of such provisions, and the statements set forth in the Prospectus under the heading “Taxation – Certain United States Federal Income Tax Consequences”, insofar as such statements purport to summarize certain Federal income tax laws of the United States, constitute a fair summary of the principal U.S. Federal income tax consequences of an investment in the Offered Securities and the ADSs by a U.S. Holder (as defined in the Prospectus).

(vi)                              No registration of the Company under the Investment Company Act of 1940, as amended, is required for the offer and sale of the Offered Securities by the Selling Stockholder in the manner contemplated by this Agreement and the Prospectus.

(vii)                           Under the laws of the State of New York relating to submission to jurisdiction, each of the Company and the Selling Stockholder has, pursuant to Section 17 of the Underwriting Agreement, and the Company has, pursuant to Section 7.06 of the Deposit Agreement, validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. Federal court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or related to the Underwriting Agreement, or the Deposit Agreement, as the case may be, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has validly and irrevocably appointed CT Corporation System as its respective initial authorized agent for the purpose described in Section 17 of the Underwriting Agreement and Section 7.06 of the Deposit Agreement; and service of process effected on such agent in any manner permitted by applicable law will be effective to confer valid personal jurisdiction over the Company or the Selling Stockholder, as the case may be, in any such action.

(viii)                        Based solely upon a telephonic confirmation from a representative of the Commission, each of the Initial Registration Statement and the F-6 Registration Statement is effective under the Act as of the date of such opinion, the Additional Registration Statement (if any) was effective under the Act as of the date of such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order with respect to a Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, appeared on their face to be responsive in all material respects with the requirements of the Act and the Rules and Regulations; no information has come to such counsel’s attention that causes such counsel to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, based solely on inquiry of the General Counsel, Chief Executive Officer, Chief Financial Officer and the Commercial Director of the Company, such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial information contained in the Registration Statements or the Prospectus.

(ix)                                Such others as the Representative may reasonably request.

The opinion of such counsel shall state that the opinion of any other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon.

The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and the Selling Stockholder and shall so state therein.

(f)                                    Emmet, Marvin & Marvin, counsel for the Depositary, shall have furnished to the Representative their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be to the effect that:

(i)                                     The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii)                                  When the ADRs have been duly executed and, if applicable, counter-signed and delivered in accordance with the Deposit Agreement, the ADSs evidenced by the ADRs will be validly issued and will entitle the persons in whose names such ADRs are registered to the rights specified therein and in the Deposit Agreement.

The opinion of counsel described above shall be rendered to the Underwriters at the request of the Depositary.

(g)  The Representative shall have received from Shearman & Sterling LLP and Creel, García-Cuéllar y Müggenburg, S.C., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)  The Representative shall have received a certificate, dated such Closing Date, of the General Director and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission (based solely on a telephonic confirmation from a representative of the Commission); the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(i)  The Representative shall have received a certificate, dated each Closing Date, of the authorized representatives of the Selling Stockholder in which such individuals, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Selling Stockholder in this Agreement are true and correct; the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing Date; and (based solely on a telephone confirmation from a representative of the Commission) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111 (a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter.

(j)  Each of the Company and the Selling Stockholder have, pursuant to Section 17 of the Underwriting Agreement, have validly and irrevocably appointed [CT Corporation System] as their respective initial authorized agent for the purpose described in Section 17 of the Underwriting Agreement; and personal service of process effected on such agent in any manner permitted by applicable law will be effective to confer valid personal jurisdiction over the Company or the Selling Stockholder, as the case may be, in any such action. For such purposes, the Underwriters shall have received an original instrument (escritura pública) issued by a notary public in Mexico, containing an irrevocable power of attorney granted by the Company in favor of CT Corporation for the purposes referred to in Section 17 hereof.

(k)  The Representative and Accival shall have received letters, dated the Closing Date, of Galaz, Yamazaki, Ruiz Urquiza, S.C., a member of Deloitte Touche Tohmatsu, and Mancera Ernst & Young, a member of Ernst & Young Global, which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(l)  On or prior to the date of this Agreement, the Representative shall have received lock-up letters from each of the Company, the Selling Stockholder, and AMP, and irrevocable instructions from SCT to NAFIN to execute and honor the Selling Stockholder lock-up letter.

(m)  The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n)  Sergio Enrique Flores Ochoa, General Counsel for the Company, shall have furnished to the Representative his written opinion, dated each Closing Date in form and substance satisfactory to the Representative, to the effect that: [•]

(i)  The Company has been duly incorporated and is an existing sociedad anónima de capital variable under the laws of the United Mexican States, with power and authority to own its properties and conduct its business as expressly described in the Prospectus; and the Company is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

(ii)  Each subsidiary of the Company has been duly incorporated and is an existing sociedad anónima de capital variable under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and subscribed; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from registered liens or encumbrances.

(iii)  The Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company (including the Offered Securities to be sold by the Selling Stockholder in the form of ADSs or otherwise) have been duly authorized and validly issued, are fully subscribed to and paid for and non-assessable, and conform to the description thereof contained in the Prospectus, and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus,  there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any of the Company’s subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; there are no restrictions on transfers or subsequent transfers of the Offered Securities except as (i) expressly described in the Prospectus; (ii) to foreign governments and any agencies, ministries, departments or instrumentalities thereof, and (iii) other foreign governmental or political entities (including state-owned companies, banks, institutions or enterprises) as well as pension or retirement funds organized for the benefit of government employees (including, without limitation, funds that are managed or directed, directly or indirectly, by officials or employees of such foreign governmental agencies, ministries, departments, instrumentalities or political entities), in each case of the United States of America or any other country other than the United Mexican States.

(iv)  The Offered Securities to be sold under this Agreement, the Deposit Agreement and under the Mexican Purchase Agreement by the Selling Stockholder in the form of ADSs or otherwise have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive or similar rights or any other provision of the by-laws of the Company or applicable law and, when deposited under the Deposit Agreement, and ADRs evidencing the ADSs issued in respect thereof are delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, such Offered Securities will continue to be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of such Offered Securities was not subject to any statutory pre-emptive or similar rights, are freely transferable by the Selling Stockholder to the Underwriters and the Mexican Selling Group in the manner contemplated in this Agreement and the Mexican Purchase Agreement; and such Offered Securities may be freely deposited by the Selling Stockholder with the Depositary or the Mexican Custodian. Upon deposit of the Offered Securities underlying the ADSs with the Depositary (or its agent) pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing such ADSs, all right, title and interest in such Offered Securities, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of any mortgage, pledge, security interest, lien, or other encumbrance or restriction on transferability or, to such counsel’s knowledge, after due inquiry, any adverse claim, other than the interest of the Underwriters therein and subject to payment as herein provided; and upon delivery of such ADRs and payment therefor pursuant hereto, the Underwriters will acquire valid and marketable title to such ADSs, free and clear of any mortgage, pledge, security interest, lien, or other encumbrance or restriction on transferability or, to such counsel’s knowledge, after due inquiry, any adverse claim.

(v)                                 The Company has full power and authority, through any two of [•], and [•] acting as representatives thereof, to execute and deliver this Agreement, the Deposit Agreement and all other documents and instruments to be executed and delivered by the Company hereunder and thereunder and to perform and observe the provisions hereof and thereof on its part to be performed or observed, which powers have not been limited, modified or revoked.

(vi)          This Agreement and the Mexican Purchase Agreement have been duly authorized, executed and delivered by each of the Company and the Selling Stockholder and, when executed by the Representative or by the Mexican Selling Group, as the case may be, will constitute valid and legally binding agreements of the Company and the Selling Stockholder enforceable against the Company and the Selling Stockholder in accordance with their terms, except as enforceability hereof and thereof may be limited by bankruptcy, concurso mercantil, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement hereof and thereof is subject to general equity principles.

(vii)                           The Deposit Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, concurso mercantil, suspension of payments, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles.

(viii)        No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body of the United Mexican States is required for the sale of the Offered Securities to be sold hereunder in the form of ADSs or otherwise, and under the Mexican Purchase Agreement, or the consummation by the Company or the Selling Stockholder, of the transactions contemplated by this Agreement and the Mexican Purchase Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained, including, without limitation, (A) the registration of the Series B Shares in the Securities and Special Sections of the National Registry of Securities maintained by the CNBV, (B) the approval of the CNBV to undertake, in the United Mexican States, the Mexican Offering, (C) the approval of the CNBV and the Mexican Stock Exchange to list the Series B Shares in the Mexican Stock Exchange and (D) the approval of the CNBV and the Mexican Stock Exchange of all special conditions required so that the Mexican Offering may be carried out concurrently with the offering of the Offered Securities in the form of ADSs or otherwise pursuant to this Agreement.

(ix)                                Other than as expressly set forth or contemplated in the Prospectus, there are no material legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of its respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Mexican Purchase Agreement, the Deposit Agreement or each of the Concessions, or which are otherwise material in the context of the sale of the Offered Securities; to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(x)            The indemnification and contribution provisions set forth in Section 8 of this Agreement do not contravene Mexican laws; and such counsel has no reason to believe that the indemnification and contribution provisions set forth in Section 8 of this Agreement contravene Mexican public policy.

(xi)           The execution, delivery and performance of this Agreement, the Mexican Purchase Agreement and the Deposit Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation or order of any domestic governmental agency or body or any domestic court, applicable to the Company or any subsidiary of the Company or any of their properties, or agreements relating to the Concessions, the NAFIN Trust Agreement, the Participation Agreement, the Technical Assistance Agreement or the by laws of the Company or any such subsidiary.

(xii)                             The statements (1) in the Prospectus under the captions “Summary,” “Risk Factors,” “Market Information,” “Dividend Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulatory Framework,” “Management,” “Related Party Transactions,” “Principal Stockholders and Selling Stockholder,” “Enforceability of Civil Liabilities,” “Description of Capital Stock” and “Description of American Depositary Receipts” and (2) in the Registration Statement in Items 6 and 7, in each case insofar as such statements constitute summaries of Mexican legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

(xvii)                      The statements in the Prospectus under the captions “Taxation” and “Dividend Policy” insofar as such statements constitute a summary of certain federal income tax laws of the United Mexican States, provide a fair and accurate summary of the material Mexican income tax consequences of an investment in the Offered Securities in the form of ADSs or otherwise.

(xviii)      Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (1) their bylaws (estatutos sociales), (2) the Concessions, (3) the Participation Agreement (Contrato de Participación), dated August 25, 1999, entered into among the Federal Government of the United Mexican States, the Selling Stockholder, the Company and its subsidiaries, (4) the Technical Assistance and Transfer of Technology Agreement (Contrato de Asistencia Técnica y Transferencia de Tecnología) dated August 25, 1999 by and between the Company and its concessionary subsidiaries on the one hand and AMP and its partners on the other, or (5) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except for such violations or defaults which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The sale of the Offered Securities to be sold hereunder and under the Mexican Purchase Agreement, in the form of ADSs or otherwise, and the performance by the Company of its obligations under this Agreement and the Mexican Purchase Agreement and the consummation of the transactions contemplated herein and therein (A) will not conflict with, result in any violation of or constitute a default under the provisions of the bylaws of the Company or any of its subsidiaries or the organizational documents of the Selling Stockholder, including, without limitation, the NAFIN Trust Agreement, or any applicable law or statute or any order, rule or regulation of any domestic court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties; and (B) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Concessions, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(xvix)                    Each of the Company’s subsidiaries, except for Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V. and Pacífico Cargo, S.A. de C.V., holds a Concession; the Concessions are currently in full force and effect and, to the best of our knowledge, none of the Company or its subsidiaries have been notified of any proceeding to revoke or suspend the effectiveness of any of the Concessions by any Mexican federal, state, local or other governmental authority; each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (except where failure to own, posses or obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations would not reasonably be expected to have a Material Adverse Effect on the business, prospects or results of operations of the Company or its subsidiaries taken as a whole) from, and has made all declarations and filings with, all Mexican federal, state, local and other governmental authorities (including foreign regulatory agencies), all Mexican self-regulatory organizations and all Mexican courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any notice of any proceeding relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as expressly described in the Registration Statements and the Prospectus; each of the Company and its subsidiaries is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus; to such counsel’s knowledge, after due inquiry, neither the Company, nor any such subsidiary has received any notice of any proceeding relating to revocation or modification of the Concessions or any material license, permit, certificate, consent, order, approval or other authorization; and each of the Company and each of its subsidiaries is in compliance in all material respects with the Concessions and all laws and regulations relating to the conduct of its business as conducted as of the date hereof.

(xxii)        Except as expressly disclosed in the Prospectus, the Company and its subsidiaries (A) own no real property; (B) hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; and (C) have the right to use the real property made available to them under the Concessions in their terms free from any liens, encumbrances or exceptions (other than as provided in the Concessions or applicable law) that would materially interfere with the use made or to be made thereof by them.

(xxiii)                     After giving effect to the Offering, under Mexican law on the date hereof, there are no contracts, agreements or understandings [known to such counsel] between the Company or the Selling Stockholder and any person granting such person the right to require the Company to file a registration statement under the Act or the Mexican

Securities Market Law with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act or the Mexican Securities Market Law.

(xxiv)                    Except as expressly set forth in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United Mexican States or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit of Offered Securities with the Depositary against issuance of ADRs evidencing the ADSs to be sold to the Underwriters; (B) the sale of the ADSs to the Underwriters in the manner contemplated herein; (C) the sale and delivery outside the United Mexican States by the Underwriters of the ADSs to the initial purchasers thereof (other than the income of any Underwriter whose net income is subject to tax by the United Mexican States); or (D) entering into this Agreement or receiving payments hereunder.

(xxv)        All dividends after corporate tax (ISR) declared and payable on the Offered Securities may under the current laws and regulations of the United Mexican States be paid in the currency of the United Mexican States and converted into foreign currency and may be freely transferred out of Mexico, and no such dividends will be subject to withholding or other taxes under the current laws and regulations of the United Mexican States other than as expressly set forth in the Prospectus; and the payment of such dividends do not require obtaining any governmental authorization in the United Mexican States other than as expressly set forth in the Prospectus.

(xxvi)                    Each of the Company and the Selling Stockholder has the legal capacity to sue and be sued in its own name under the laws of the United Mexican States; the irrevocable submission of the Company and the Selling Stockholder to the personal jurisdiction of any Federal or state court in the State of New York, the waiver by each of the Company and the Selling Stockholder of objection to the venue of a proceeding in a Federal or state court in the State of New York and the agreement by each of the Company and the Selling Stockholder that this Agreement and the Deposit Agreement shall be construed in accordance with and governed by the internal laws of the State of New York are legal, valid and binding under the laws of the United Mexican States and will be respected by the courts of the United Mexican States; the service of process effected in the manner set forth in this Agreement, provided personal service of process is made and assuming its validity under the laws of the State of New York, is valid and will be effective, insofar as Mexican law is concerned, to confer valid personal jurisdiction over the Company or the Selling Stockholder; and neither the Company, the Selling Stockholder nor their assets are entitled to immunity from suit, execution or other legal process in the United Mexican States, except in the case of the real property of the subsidiaries of the Company that is owned by the Mexican government which has been concessioned to the subsidiaries of the Company under the Concessions and except that under Article 4 of the Federal Code of Civil Procedure of the United Mexican States attachment prior to judgment or attachment in aid of execution may not be ordered by Mexican courts against property of the Selling Stockholder or the Mexican government.

(xxvii)                 This Agreement, the Mexican Purchase Agreement and the Deposit Agreement are in proper legal form under the laws of the United Mexican States for the enforcement thereof in the United Mexican States against the Company and the Selling Stockholder; and to ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in the United Mexican States of each of this Agreement, the Deposit Agreement and the ADRs in the United Mexican States, it is not necessary that this Agreement, the Deposit Agreement or the ADRs be filed or recorded with any court or other authority in the United Mexican States or that any registration tax, stamp duty or similar tax be paid in the United Mexican States on or in respect of any of this Agreement, the Deposit Agreement or the ADRs other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Mexican court of law; provided, however, that in the event that any legal proceedings are brought in the courts of the United Mexican States with respect to this Agreement, the Mexican Purchase Agreement or the Deposit Agreement, a Spanish translation of this Agreement, the Deposit Agreement and any other documents required in such proceedings would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(xxviii)     The Company and its subsidiaries have the right to seek full indemnity from the Federal Government of the United Mexican States for any losses, damages, costs and expenses arising from, or in connection with, any tax liability asserted against the Company or any of its subsidiaries in connection with the operation of the businesses acquired by the Company on and prior to November 1, 1998.

(xxxi)                      The obligation of the Company or the Selling Stockholder to “gross up” any amounts payable hereunder to the Underwriters in accordance herewith is valid and enforceable under the laws of the United Mexican States against the Company and the Selling Stockholder.

(xxxii)      Any judgment obtained against the Company or the Selling Stockholder in any of the Federal or state courts in the State of New York in respect of any sum payable by it hereunder would be recognized and enforced by the courts of the United Mexican States without reexamination of the issues pursuant to Articles 569 and 571 of the Federal Code of Civil Procedure of the United Mexican States and Article 1347-A of the Commerce Code of the United Mexican States, which provide, inter alia, that any judgment rendered outside the United Mexican States may be enforced by Mexican courts; provided, however, that:

(A)                              such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the document sought to be enforced;

(B)                                such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action (as opposed to an in rem action; provided, that under Mexican Monetary Law, obligations for the payment in the United Mexican States of sums due in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at the rate of exchange for such currency fixed by Mexico’s central bank (Banco de México) on the date when payment is made);

(C)                                service of process is made personally on the relevant party or on the appropriate duly empowered process agent (it should be noted that service of process by mail does not constitute personal service of process for purposes of Mexican law);

(D)                               such judgment does not contravene Mexican law, public policy of the United Mexican States, international treaties or agreements binding upon the United Mexican States or generally accepted principles of international law;

(E)                                 the applicable procedure under the laws of the United Mexican States with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment as being a final judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(F)                                 such judgment is final in the jurisdiction where obtained;

(G)                                the judgment fulfills the necessary requirements to be authentic;

(H)                               the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction;

(I)                                    the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court, or resolved by definite judgment (sentencia definitiva) by a Mexican court that has previously served process (notificado) or delivered a rogatory letter to the competent authorities in accordance with Mexican law;

(J)                                   the court issuing the judgment is considered of competent jurisdiction under the rules internationally accepted that are compatible with Mexican procedural laws; and

(K)                               the documents relating to the legal action instituted before the foreign court and the judgment rendered thereunder would have to be translated into Spanish by an expert duly authorized by the Mexican courts for their admissibility before the Mexican court before which enforcement is requested (such translation would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents).

(xxxiii)                Except as provided in the Participation Agreement, through a public offering the Company’s capital stock may be 100% owned by non-Mexican persons, and any applicable approvals or authorizations required for such foreign ownership have been obtained and are currently in effect.

(xxxiv)     The Company are in compliance with any surviving obligation binding upon it pursuant to the Mexican government’s privatization protocols and documents, including but not limited to the General Guidelines for the Opening to Investment in the Mexican Airport System, as published in the Official Gazette of the Federation on February 9, 1998.

(xxxv)                  Such others as the Representative may reasonably request.

The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and the Selling Stockholder and shall so state therein.

The Selling Stockholder and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. CS may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred subject to the limitations set forth in Section 8(c); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below, provided, however, that the foregoing indemnity provisions with respect to any preliminary prospectus, Prospectus or supplement or amendment thereto shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs or Shares, or any person controlling such Underwriter, if a copy of the Prospectus or supplement or amendment thereto (if the Company shall have furnished any such supplement or amendment to such Underwriter prior to the written confirmation of the sale of the ADSs or Shares to such person), was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the ADSs or Shares to such person, and if the Prospectus or supplement or amendment thereto would have cured the defect giving rise to such loss, claim, damage or liability.

(b)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred subject to the limitations set forth in Section 8(c), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the seventh paragraph under the caption “Underwriting” and the information on discretionary sales contained in the eleventh paragraph under the caption “Underwriting”.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, also be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in any jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any one local counsel) for all Indemnified Persons, and that all such reasonable out-of-pocket fees and expenses shall be reimbursed as they are incurred. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, which consent will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent provided herein. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith by the Indemnified Person more than 45 days after the receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party under such paragraphs shall contribute to the amount paid or payable by such indemnified parties under such paragraphs as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other documented expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer and director of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CS may make arrangements satisfactory to the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CS and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Stockholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi), (vii) or (viii) of Section 7(c), the Selling Stockholder will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be delivered personally and confirmed to it at Grupo Aeroportuario del Pacífico, S.A. de C.V., Av. Mariano Otero No. 1249, Torre Pacífico, Piso 5, Col. Rinconada del Bosque, 45140 Guadalajara, Jal., Mexico, Attention: Chief Financial Officer/Lic. Rodrigo Guzman Perera, or, if sent to the Selling Stockholder, will be delivered personally and confirmed to Fiduciary Director Lic. Ricardo Rangel Fernández MacGregor at Nacional Financiera, S.N.C., Insurgentes Sur 1971, Edificio Anexo, Nivel Jardin, Col. Guadalupe Inn, 01020 Mexico, D.F.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that:

(a) The Representative has been retained solely to act as underwriter in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company or the Selling Stockholder on other matters;

(b)  the price of the securities set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Representative and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Selling Stockholder have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d)  the Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Submission to Jurisdiction and Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and irrevocably waives, to the fullest extent permissible by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the exclusive personal jurisdiction of such courts in any such suit, action or proceeding. Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable law any rights it may have to any other court in any such suit, action or proceeding. Each of the Company and the Selling Stockholder has validly and irrevocably appointed [CT Corporation System] as their respective authorized agent (“Authorized Agent”) upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by any Underwriter or by any person who controls any Underwriter. Such appointments shall be irrevocable. Each of the Company and the Selling Stockholder represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of the Company and the Selling Stockholder agrees to take any and all action, including the granting of powers of attorney and the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, to the fullest extent permitted by law, effective service of process upon the Company and the Selling Stockholder, as the case may be. Each of the Company and the Selling Stockholder hereby irrevocably waives, to the fullest extent permitted by law any immunity to which it or its assets may otherwise be entitled or become entitled (including sovereign immunity and immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, or in any competent court in its own corporate domicile.

18. Currency. The obligation of the Company or the Selling Stockholder in respect of any sum due to any Underwriter shall be paid outside of the United Mexican States and, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Stockholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.

Very truly yours,

GRUPO AEROPORTUARIO DEL PACÍFICO, S.A. DE C.V.

By
Carlos Francisco del Río Carcano
Chief Executive Officer

By
Rodrigo Guzmán Perera
Chief Financial Officer

NACIONAL FINANCIERA, S.C.N., Trust Division, as
Trustee of Trust No. 5118-4

By
[Insert title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By
[Insert title]

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Securities

Credit Suisse Securities (USA) LLC	[•]

Citigroup Global Markets, Inc.

Deutsche Bank Securities Inc.

Santander Investment Securities, Inc.

Total	[•]

To the extent any Mexican Shares are not sold or paid for at the First Closing Date in Mexico in accordance with the Mexican Purchase Agreement such series B shares not so sold or paid for shall be purchased by the Underwriters in the form of ADSs or series B shares in the proportion set forth above.

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SCHEDULE B

With respect to each of the Company’s subsidiaries listed below, 100% of the common stock is held by Grupo Aeroportuario del Pacífico, S.A. de C.V.:

Aeropuerto de Guadalajara, S.A. de C.V.

Aeropuerto de Tijuana, S.A. de C.V.

Aeropuerto de Puerto Vallarta, S.A. de C.V.

Aeropuerto de San José del Cabo, S.A. de C.V.

Aeropuerto de Hermosillo, S.A. de C.V.

Aeropuerto de León, S.A. de C.V.

Aeropuerto de Morelia, S.A. de C V.

Aeropuerto de La Paz, S.A. de C.V.

Aeropuerto de Aguascalientes, S.A. de C.V.

Aeropuerto de Mexicali, S.A. de C.V.

Aeropuerto de Los Mochis, S.A. de C.V.

Aeropuerto de Manzanillo, S.A. de C.V.

Pacífico Cargo, S.A. de. C.V.

Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V.

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